Exhibit 10.2
Execution Copy
INTERCREDITOR AGREEMENT
     INTERCREDITOR AGREEMENT dated as of December 29, 2006, among BANK OF AMERICA, N.A. (“B of A”), as agent under the Bank Documents, THE BANK OF NEW YORK TRUST COMPANY, N.A. (“BONY”), as trustee (in such capacity, the “Trustee”) and collateral agent under the Noteholder Documents, NEENAH FOUNDRY COMPANY, a Wisconsin corporation (the “Company”), and each other Grantor listed on Schedule I hereto.
     A. The Company is party to the Amended and Restated Loan and Security Agreement dated as of December 29, 2006 (as amended, restated, supplemented, waived, modified or Refinanced from time to time, the “Senior Credit Agreement”), among the Company and certain Subsidiaries of the Company, as borrowers, the lenders party thereto from time to time, B of A , as agent for the lenders, Credit Suisse Securities (USA), LLC, as syndication agent, and Banc of America Securities, LLC and Credit Suisse Securities (USA), LLC, as co-lead arrangers and book managers. The Senior Credit Agreement has been designated by the Company to be included in the definition of “Credit Agreement” under the Senior Secured Notes Indenture.
     B. The Company is party to the Indenture dated as of December 29, 2006 (as amended, restated, supplemented, modified or Refinanced from time to time, the “Senior Secured Notes Indenture”), among the Company, as Issuer (in such capacity, the “Issuer”), the Guarantors (as defined therein) thereunder and the Trustee.
     Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     SECTION 1. Definitions.
     1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Account” shall have the meaning set forth in the UCC.
     “Agents” shall mean the Bank Agent and the Noteholder Agent.
     “Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.
     “B of A” shall have the meaning set forth in the preamble.
     “Bank Agent” shall mean (i) B of A, in its capacity as agent for the lenders under the Senior Credit Agreement and the other Bank Documents entered into pursuant thereto, (ii) the administrative agent and collateral agent under such Bank Documents as may be entered into pursuant to any Refinancing of the foregoing permitted hereunder and (iii) with respect to both (i) and (ii), its successors and permitted assigns.

     “Bank Cash Management Obligations” shall mean any Cash Management Obligations that are (i) owed to a Person that is a lender or agent under the Senior Credit Agreement or an affiliate of such a lender or agent at the time of entry into such Cash Management Obligations and (ii) secured by any Common Collateral pursuant to the Bank Collateral Documents.
     “Bank Collateral” shall mean all of the assets of each Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Bank Obligation.
     “Bank Collateral Documents” shall mean any agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Bank Obligations or under which rights or remedies with respect to such Liens are at any time governed.
     “Bank Documents” shall mean the Senior Credit Agreement and the other Loan Documents (as defined in the Senior Credit Agreement) and each of the other agreements, documents and instruments (including each agreement, document or instrument providing for or evidencing a Bank Hedging Obligation or Bank Cash Management Obligation) providing for or evidencing any Bank Obligation, and any other document or instrument executed or delivered at any time in connection with any Bank Obligations under the Senior Credit Agreement and the Loan Documents (as defined in the Senior Credit Agreement), including any intercreditor or joinder agreement among holders of Bank Obligations, in each case to the extent such are effective at the relevant time and as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.
     “Bank Hedging Obligations” shall mean any Hedging Obligations that are (i) owed to a Person that is a lender or agent under the Senior Credit Agreement or an affiliate of such a lender or agent at the time of entry into such Hedging Obligations and (ii) secured by any Common Collateral pursuant to the Bank Collateral Documents.
     “Bank Obligations” shall mean all Obligations outstanding under the Senior Credit Agreement and the other Bank Documents (including, without limitation, all Obligations of the Company and its Subsidiaries in respect of Bank Hedging Obligations or Bank Cash Management Obligations. To the extent any payment with respect to the Bank Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred and no Discharge of Bank Obligations shall be deemed to have occurred with respect to such amount. “Bank Obligations” shall also include all interest, fees, costs and other charges accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Bank Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
     “Bank Outstandings Amount” shall mean, at any time, an amount equal to the sum (without duplication) of (x) the aggregate principal amount of all loans outstanding at such time under the Senior Credit Agreement and the other Bank Documents then in effect and (y) the aggregate face amount of all unreimbursed letters of credit issued at such time under the Senior Credit Agreement and the other Bank Documents then in effect.
     “Bank Priority Collateral” shall mean the following assets of each Grantor:
     (i) all Accounts (but excluding any Accounts consisting of a right to receive payment from a sale, assignment, transfer, lease, license or other disposition of property constituting Noteholder Priority Collateral);
     (ii) all Inventory;
     (iii) all Patterns and Core Boxes Collateral;
     (iv) to the extent governing or involving any of the items referred to in preceding clauses (i) through (iii), all Chattel Paper, Documents, General Intangibles, Instruments and Letter-of-Credit Rights, provided that to the extent any of the foregoing also relates to Noteholder Priority Collateral, only that portion related to the items referred to in preceding clauses (i) through (iii) shall be included in the Bank Priority Collateral;
     (v) to the extent relating to any of the items referred to in preceding clauses (i) through (iv), all Supporting Obligations, provided that to the extent any of the foregoing also relates to Noteholder Priority Collateral, only that portion related to the items referred to in preceding clauses (i) through (iv) shall be included in the Bank Priority Collateral;
     (vi) all Deposit Accounts and all deposits of cash, checks, other negotiable instruments, funds and other evidences of payments held therein or credited thereto (but excluding (x) all deposits of cash, checks, other negotiable instruments, funds, and other evidences of payments constituting identifiable Proceeds of Noteholder Priority Collateral and (y) any Noteholder Priority Collateral Proceeds Account and all cash, checks, other negotiable instruments, funds, other evidences of payments, securities, financial assets or other property held therein or credited thereto);
     (vii) all loans payable by a Grantor to any other Grantor to the extent made using the direct proceeds of advances under the Senior Credit Agreement;
     (viii) all policies of business interruption insurance;
     (ix) all books and Records (including, without limitation, databases, customer lists and engineer drawings), in each case whether tangible or electronic and to the extent embodying, incorporating or otherwise relating to any of the foregoing; and
     (x) all Bank Priority Proceeds.
     “Bank Priority Proceeds” shall mean any and all Proceeds of the Bank Priority Collateral described in clauses (i) through (ix) of the definition thereof, but excluding in all instances outside of an Insolvency or Liquidation Proceeding any property that is acquired with

Cash Proceeds of such Bank Priority Collateral and does not otherwise constitute Bank Priority Collateral.
     “Bank Secured Parties” shall mean the Persons holding Bank Obligations, including the Bank Agent.
     “Bankruptcy Law” shall mean Title 11 of the United States Code and any similar Federal, state or foreign law for the relief of debtors.
     “BONY” shall have the meaning set forth in the preamble.
     “Cash Management Obligations” shall mean, with respect to any Person, all obligations, whether now owing or hereafter arising, of such Person in respect of overdrafts and related liabilities or arising from cash management services (including treasury, depositary, overdraft, credit or debit card, electronic funds transfer, netting, automatic clearing house transfers of funds or any similar transactions).
     “Cash Proceeds” shall have the meaning set forth in the UCC.
     “Chattel Paper” shall have the meaning set forth in the UCC.
     “Class” refers, when used with respect to any Secured Obligations or Secured Parties, to whether the same are Bank Obligations or Bank Secured Parties, on the one hand, or Noteholder Obligations or Noteholder Secured Parties, on the other hand.
     “Class Discharge” shall mean a Discharge of Bank Obligations or a Discharge of Noteholder Obligations.
     “Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both Bank Collateral and Noteholder Collateral.
     “Company” shall have the meaning set forth in the preamble.
     “Comparable Second-Lien Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any First-Lien Collateral Document, those Second-Lien Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.
     “Deposit Account” shall have the meaning set forth in the UCC.
     “Deposit Account Collateral” shall mean that part of the Common Collateral comprised of or contained in Deposit Accounts or Securities Accounts.
     “DIP Financing” shall have the meaning set forth in Section 6.1.
     “Discharge of Bank Obligations” shall mean (i) payment in full in cash of the principal of, and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such

Insolvency or Liquidation Proceeding) and premium (if any) on, all Indebtedness outstanding under the Bank Documents, (ii) payment in full in cash of all other Bank Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (iii) termination or cash collateralization of in an amount and on terms satisfactory to the Bank Agent, or other provision for in a manner satisfactory to the Bank Agent and the issuing bank under the Senior Credit Agreement, all letters of credit issued under the Bank Documents, (iv) termination or expiration of all commitments to lend and all obligations to lend and all obligations to issue letters of credit under the Bank Documents, (v) termination and payment in full in cash of all termination fees and other amounts due in respect of Bank Hedging Obligations, or cash collateralization or the provision of other security in respect thereof in an amount and on terms satisfactory to the Bank Agent and (vi) any costs, expenses and contingent indemnification obligations not yet due and payable but with respect to which a claim has been threatened or asserted in writing under any Bank Documents, are backed by letters of credit or cash collateral in an amount and on terms satisfactory to Bank Agent.
     “Discharge of First-Lien Obligations” shall mean (i) in respect of Bank Priority Collateral, the Discharge of Bank Obligations and (ii) in respect of Noteholder Priority Collateral, the Discharge of Noteholder Obligations.
     “Discharge of Noteholder Obligations” shall mean (i) payment in full in cash of the principal of, and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) and premium (if any) on, all Indebtedness outstanding under the Noteholder Documents and (ii) payment in full in cash of all other Noteholder Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid.
     “Discharge of Second-Lien Obligations” shall mean (i) in respect of Bank Priority Collateral, the Discharge of Noteholder Obligations and (ii) in respect of Noteholder Priority Collateral, the Discharge of Bank Obligations.
     “Documents” shall have the meaning set forth in the UCC.
     “Finance Documents” shall mean the Bank Documents and the Noteholder Documents.
     “First-Lien Agent” shall mean (i) with respect to Bank Priority Collateral, the Bank Agent and (ii) with respect to Noteholder Priority Collateral, the Noteholder Agent.
     “First-Lien Collateral” shall mean, for purposes of determining the respective rights and obligations of either Class of Secured Parties as First-Lien Secured Parties or Second-Lien Secured Parties under any provision of this Agreement, such portion of the Common Collateral with respect to which the Secured Parties of such Class are First-Lien Secured Parties or Second-Lien Secured Parties, as the context may require.
     “First-Lien Collateral Documents” shall mean (i) with respect to Bank Priority Collateral, the Bank Collateral Documents and (ii) with respect to Noteholder Priority Collateral, the Noteholder Collateral Documents.

     “First-Lien Documents” shall mean (i) with respect to Bank Priority Collateral, the Bank Documents and (ii) with respect to Noteholder Priority Collateral, the Noteholder Documents.
     “First-Lien Obligations” shall mean (i) in respect of Bank Priority Collateral, the Bank Obligations and (ii) in respect of Noteholder Priority Collateral, the Noteholder Obligations.
     “First-Lien Secured Parties” shall mean (i) with respect to Bank Priority Collateral, the Bank Secured Parties and (ii) with respect to Noteholder Priority Collateral, the Noteholder Secured Parties.
     “General Intangibles” shall have the meaning set forth in the UCC.
     “Grantors” shall mean the Company and each Subsidiary of the Company that has executed and delivered a Bank Collateral Document or a Noteholder Collateral Document.
     “Hedging Obligations” shall mean, with respect to any Person, all obligations and liabilities, whether now owing or hereafter arising, of such Person in respect of (i) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates and/or commodity prices.
     “Indebtedness” shall mean and include all obligations that constitute “Debt” or “Indebtedness” within the meaning of the Senior Secured Notes Indenture and the Senior Credit Agreement as in effect on the date hereof.
     “Insolvency or Liquidation Proceeding” shall mean (i) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (ii) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (iii) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (iv) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
     “Instrument” shall have the meaning set forth in the UCC.
     “Inventory” shall have the meaning set forth in the UCC.
     “Issuer” shall have the meaning set forth in the recitals.
     “Letter-of-Credit Rights” shall have the meaning set forth in the UCC.
     “Lien” shall mean, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset.
     “Maximum Bank Documents Amount” shall mean an amount equal to (x)

$121,000,000 or, if less, (y) the product of (i) 1.1 and (ii) the aggregate amount of all commitments to make loans and other advances under the Senior Credit Agreement (after giving effect to any permanent reductions of such commitments that are accompanied by a payment of principal outstanding under such commitments (other than those made in connection with a Refinancing)).
     “Noteholder Agent” shall mean (i) BONY, in its capacity as Trustee and collateral agent under the Senior Secured Notes Indenture and the other Noteholder Documents entered into pursuant thereto, (ii) the trustee and collateral agent under such Noteholder Documents as may be entered into pursuant to any Refinancing of the foregoing permitted hereunder and (iii) with respect to both (i) and (ii), its successors and permitted assigns.
     “Noteholder Collateral” shall mean all of the assets of each Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Noteholder Obligation.
     “Noteholder Collateral Documents” shall mean the Noteholder Security Agreement, the Noteholder Pledge Agreement and any other document or instrument pursuant to which a Lien is granted by any Grantor to secure any Noteholder Obligations or under which rights or remedies with respect to any such Lien are governed.
     “Noteholder Documents” means the Senior Secured Notes Indenture, the Notes, the Noteholder Collateral Documents and each of the other agreements, documents and instruments providing for or evidencing any Noteholder Obligation, and any other document or instrument executed or delivered at any time in connection with any Noteholder Obligations under the Senior Secured Notes Indenture and the other Noteholder Documents, including any intercreditor or joinder agreement among holders of Noteholder Obligations, in each case to the extent such are effective at the relevant time and as each may be amended, restated, supplemented, modified, renewed, extended or Refinanced from time to time in accordance with the provisions of this Agreement.
     “Noteholder Obligations” shall mean all Obligations outstanding under the Senior Secured Notes Indenture and the other Noteholder Documents (including, without limitation, all fees and expenses of the Trustee thereunder). To the extent any payment with respect to the Noteholder Obligations (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred and no Discharge of Noteholder Obligations shall be deemed to have occurred with respect to such amount. “Noteholder Obligations” shall also include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Noteholder Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
     “Noteholder Pledge Agreement” shall mean the Pledge Agreement dated as of December 29, 2006, among the Company, certain other Grantors and the Noteholder Agent in respect of the Senior Secured Notes Indenture.
     “Noteholder Security Agreement” shall mean the Security Agreement dated as of December 29, 2006, among the Company, certain other Grantors and the Noteholder Agent in respect of the Senior Secured Notes Indenture.
     “Noteholder Priority Collateral” shall mean all of the assets of each Grantor, whether real, personal or mixed, other than the Bank Priority Collateral.
     “Noteholder Priority Collateral Proceeds Account” shall mean one or more Deposit Accounts established pursuant to the Senior Secured Notes Indenture for the purposes of holding proceeds of Noteholder Priority Collateral, and into which there shall be deposited only proceeds of Noteholder Priority Collateral.
     “Noteholder Secured Parties” shall mean the Persons holding Noteholder Obligations, including the Noteholder Agent.
     “Notes” shall mean (i) the 9 1/2% senior secured notes due 2017 issued by the Issuer pursuant to the Senior Secured Notes Indenture and (ii) any additional notes issued under the Senior Secured Notes Indenture by the Issuer, to the extent permitted by the Senior Secured Notes Indenture, the Senior Credit Agreement, the other Bank Documents and the other Noteholder Documents, as applicable.
     “Obligations” means any and all obligations with respect to the payment of (i) any principal of, or interest or premium on, any Indebtedness, including any reimbursement obligation in respect of any letter of credit, or any other liability, including, without limitation, interest accruing after the filing of a petition initiating any proceeding under Bankruptcy Law, (ii) any fees, indemnification obligations, expense reimbursement obligations or other liabilities payable under the documentation governing any Indebtedness and (iii) any obligation to post cash collateral in respect of letters of credit or any other obligations.
     “Patterns and Core Boxes Collateral” shall mean any and all casting patterns or core boxes of any Grantor.
     “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, entity or other party, including any government and any political subdivision, agency or instrumentality thereof.
     “Pledged Collateral” shall mean the Common Collateral in the possession of an Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the UCC.
     “Proceeds” shall have the meaning set forth in the UCC.
     “Promissory Note” shall have the meaning set forth in the UCC.
     “Records” shall have the meaning set forth in the UCC.

     “Recovery” shall have the meaning set forth in Section 6.4.
     “Refinance” shall mean, in respect of any indebtedness or other obligation, to refinance, extend, renew, defease, amend, amend and restate, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness or other obligation in exchange or replacement for, such indebtedness or other obligation in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Required Lenders” shall mean those lenders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of, or consent to any departure from, the Senior Credit Agreement (or would be required to effect such consent under this Agreement if such consent were treated as an amendment thereof).
     “Second-Lien Agent” shall mean (i) with respect to Bank Priority Collateral, the Noteholder Agent and (ii) with respect to Noteholder Priority Collateral, the Bank Agent.
     “Second-Lien Collateral Documents” shall mean (i) with respect to Bank Priority Collateral, the Noteholder Collateral Documents and (ii) with respect to Noteholder Priority Collateral, the Bank Collateral Documents.
     “Second-Lien Documents” shall mean (i) with respect to Bank Priority Collateral, the Noteholder Documents and (ii) with respect to Noteholder Priority Collateral, the Bank Documents.
     “Second-Lien Obligations” shall mean (i) in respect of Noteholder Priority Collateral, the Bank Obligations and (ii) in respect of Bank Priority Collateral, the Noteholder Obligations.
     “Second-Lien Secured Parties” shall mean (i) with respect to Bank Priority Collateral, the Noteholder Secured Parties and (ii) with respect to Noteholder Priority Collateral, the Bank Secured Parties.
     “Secured Obligations” shall mean Bank Obligations and Noteholder Obligations.
     “Secured Parties” shall mean the Bank Secured Parties and the Noteholder Secured Parties.
     “Securities Account” shall have the meaning set forth in the UCC.
     “Senior Credit Agreement” shall have the meaning set forth in the recitals.
     “Senior Secured Notes Indenture” shall have the meaning set forth in the recitals.
     “Standstill Period” shall have the meaning set forth in Section 3.1(a).
     “Subsidiary” shall mean, with respect to any Person, any “Subsidiary” of such Person as defined in the Senior Secured Notes Indenture.

     “Supporting Obligations” shall have the meaning set forth in the UCC.
     “Trustee” shall have the meaning set forth in the preamble.
     “UCC” shall mean (i) with respect to the provisions hereof that relate to the definition of the Bank Priority Collateral, the Uniform Commercial Code as from time to time in effect in the State of Illinois and (ii) for all other purposes hereunder, the Uniform Commercial Code as from time to time in effect in the State of New York.
     1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, modified or Refinanced in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     SECTION 2. Lien Priorities.
     2.1. Subordination of Liens. Notwithstanding (i) the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the respective Secured Parties on any Common Collateral, (ii) any provision of the UCC, Bankruptcy Law, any applicable law or any Finance Document, (iii) whether any Secured Party, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, hereby agrees that: (a) any Lien on First-Lien Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the First-Lien Agent or any First-Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on such Common Collateral securing any Second-Lien Obligations and (b) any Lien on the Common Collateral securing any Second-Lien Obligations now or hereafter held by or on behalf of the Second-Lien Agent or any Second-Lien Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any First-Lien Obligations. All Liens on the Common Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.
     2.2. Prohibition on Contesting Liens. The Bank Agent, for itself and on behalf of each applicable Bank Secured Party, and the Noteholder Agent, for itself and on behalf of each applicable Noteolder Secured Party, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien securing any Secured Obligations held (or purported to be held) by or on behalf of any of the Secured Parties or any agent or trustee therefor in any Common Collateral.
     2.3. No New Liens. It is agreed and understood that the intent of the parties is for each Class of Secured Obligations to be secured by a perfected lien on all Bank Priority Collateral and all Noteholder Priority Collateral. In furtherance of the foregoing, if any Secured Party of either Class shall acquire or hold any Lien on any asset of the Company or any other Grantor that is not also subject to a Lien securing the Secured Obligations of the other Class, then such Secured Party shall (i) without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of the Secured Parties of the other Class as security for the Secured Obligations of the other Class (subject to the Lien priorities and other terms hereof) and (ii) in the case of any such Lien acquired after the date hereof, (x) endeavor to give the other Agent prompt written notice of such additional Lien, provided that the failure to give such notice shall not affect the validity of such additional Lien or the rights hereunder of the Agent receiving such additional Lien (subject to the Lien priorities and other terms hereof) and (y) enter into, execute and/or deliver any agreements, filings, instruments or other documents reasonably requested by the other Agent in order to evidence the Lien priorities set forth herein.
     2.4. Perfection of Liens. Neither the First-Lien Agent nor the First-Lien Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second-Lien Agent and the Second-Lien Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First-Lien Secured Parties and the Second-Lien Secured Parties and shall not impose on any Secured Party or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.
     SECTION 3. Enforcement.
     3.1. Exercise of Remedies.
          (a) So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, neither the Second-Lien Agent nor any Second-Lien Secured Party shall:

     (i) exercise or seek to exercise any rights or remedies (including set-off) with respect to any First-Lien Collateral in respect of any applicable Second-Lien Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure);
     (ii) contest, protest or object to any foreclosure proceeding or action brought with respect to the First-Lien Collateral by the First-Lien Agent or any First-Lien Secured Party in respect of the First-Lien Obligations, the exercise of any right by the First-Lien Agent or any First-Lien Secured Party (or any agent or sub-agent on their behalf) in respect of the First-Lien Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second-Lien Agent or any Second-Lien Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies as a secured party relating to the First-Lien Collateral under the First-Lien Documents or otherwise in respect of First-Lien Obligations; or
     (iii) object to the forbearance by the First-Lien Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the First-Lien Collateral in respect of First-Lien Obligations;
provided, however that if an Event of Default (as defined in the Second-Lien Documents (as in effect on the date hereof)) has occurred and for so long as such Event of Default is continuing, subject at all times to the provisions of Sections 2.1 and 4, after the expiration of a 120-day period (the “Standstill Period”) which shall commence on the date of receipt by the First-Lien Agent of the written declaration of the Second-Lien Agent of such Event of Default and written demand by the Second-Lien Agent to the Company for the accelerated payment of all Second-Lien Obligations (unless any Grantor is subject to an Insolvency or Liquidation Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency or Liquidation Proceeding), the Second-Lien Agent may take action to enforce its second-priority Liens on the First-Lien Collateral upon 10 days’ prior written notice to the First-Lien Agent (which notice may be given prior to the completion of such 120-day period, but not prior to the 90th day of such period), but only so long as the First-Lien Agent is not, or has not within such 10-day period commenced, diligently pursuing in good faith the exercise of its enforcement rights or remedies against, or diligently attempting to vacate any stay on enforcement of its Liens on, all or any material portion of the First-Lien Collateral (including, without limitation, commencement of any reasonable action to foreclose its Liens on such First-Lien Collateral, any reasonable action to take possession of such First-Lien Collateral or commencement of any reasonable legal proceedings or actions against or with respect to such First-Lien Collateral).
          (b) Except as expressly provided in the proviso in Section 3.1(a), so long as the Discharge of First-Lien Obligations has not occurred and whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, the First-Lien Agent and the First-Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the First-Lien Collateral without any consultation with or the consent of any Second-Lien Agent or any Second-Lien Secured Party; provided, however, that the Second-Lien Agent may take any action (not adverse to the prior Liens on the First-Lien Collateral securing the First-Lien Obligations, or the rights of the First-Lien Agent or the First-Lien Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the First-Lien Collateral. In exercising rights and remedies with respect to the First-Lien Collateral, the First-Lien Agent and the First-Lien Secured Parties may enforce the provisions of the First-Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of First-Lien Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction.
          (c) Except as expressly provided in the proviso in Section 3.1(a), so long as the Discharge of First-Lien Obligations has not occurred, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that it will not in the context of its role as secured creditor take or receive any First-Lien Collateral or any proceeds of First-Lien Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any First-Lien Collateral in respect of the applicable Second-Lien Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, except as expressly provided in the provisos in Sections 3.1(a) and (b), the sole right of the Second-Lien Agent and the Second-Lien Secured Parties with respect to the First-Lien Collateral shall be to hold a Lien on the First-Lien Collateral in respect of the applicable Second-Lien Obligations pursuant to the Second-Lien Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First-Lien Obligations has occurred.
          (d) Except as expressly provided in the provisos in Section 3.1(a), (i) the Second-Lien Agent, for itself and on behalf of each applicable Second-Lien Secured Party, agrees that no Second-Lien Agent or any Second-Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by the First-Lien Agent or the First-Lien Secured Parties with respect to the First-Lien Collateral under the First-Lien Documents, including any sale, lease, exchange, transfer or other disposition of the First-Lien Collateral, whether by foreclosure or otherwise, and (ii) the Second-Lien Agent, for itself and on behalf of each applicable Second-Lien Secured Party, hereby waives any and all rights it or any Second-Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the First-Lien Agent or the First-Lien Secured Parties seek to enforce their Liens on any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First-Lien Agent or First-Lien Secured Parties is adverse to the interests of the Second-Lien Secured Parties.
          (e) The Second-Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second-Lien Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Agent or the First-Lien Secured Parties with respect to the First-Lien Collateral as set forth in this Agreement and the First-Lien Documents.

     3.2. Cooperation. Subject to the proviso in Section 3.1(a), the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that, unless and until the Discharge of First-Lien Obligations has occurred, it will not commence, or join with any Person (other than the First-Lien Secured Parties and the First-Lien Agent upon the request thereof) in commencing or pursuing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the First-Lien Collateral under any of the applicable Second-Lien Documents.
     3.3. Access to Collateral and Information.
          (a) As between the Bank Agent and the Noteholder Agent, the Bank Agent may enter upon any real property of a Grantor, whether leased or owned, and without obligation to pay rent or compensation to the Noteholder Agent or the Noteholder Secured Parties or Grantors and may use any of the equipment of any Grantor to complete the manufacture of and/or process Inventory, collect Accounts and remove, sell or otherwise dispose of any of the Bank Priority Collateral until the later of (i) such time as the Noteholder Agent disposes of such real property and equipment and (ii) the date that is 90 days after the date of receipt by the Bank Agent of a notice from the Noteholder Agent of its intent to commence the exercise of remedies with respect to such real property and equipment, provided that (x) any such use of property and equipment shall be in accordance with applicable law and customary industry practices with respect to the use and maintenance thereof, and, if requested by the Noteholder Agent, the Bank Agent shall provide the Noteholder Agent with evidence of the liability insurance of the Bank Agent, on which the Noteholder Agent shall be named as an additional insured and (y) no equipment (excluding Patterns and Core Boxes Collateral) may be removed from the premises at which such equipment was theretofore located without the prior written consent of the Noteholder Agent. In the event that the Agents are unable to exercise their rights as secured creditors as a result of any stay in any bankruptcy, insolvency or similar proceeding or of any temporary restraining order or preliminary injunction with respect to any Grantor or the Agents, such 90-day period shall be extended by the number of days that the Agents or their designees’ access to the Common Collateral has been prevented; provided, however, that in the event the Bank Agent, but not the Noteholder Agent, is so prevented from exercising such remedies, such 90-day period shall be extend by a number of days equal to the lesser of (x) the number of days such stay, order or injunction is in effect and (y) 180 days.
          (b) In the event that either Agent shall, in the exercise of its rights under the Bank Collateral Documents or the Noteholder Collateral Documents, as the case may be, or otherwise, receive and retain possession or control of any books and Records of any Grantor which contain information identifying or pertaining to the First-Lien Collateral of the other Class, such Agent shall, upon request from the Agent for the other Class and as promptly as practicable thereafter, either make available to the other Agent such books and Records for inspection and duplication or provide to the other Agent copies thereof.
     3.4. License for Noteholder Priority Collateral. The Noteholder Agent, for itself and each of the Noteholder Secured Parties, hereby grants in favor of the Bank Agent, for itself and on behalf of the Bank Secured Parties, a nonexclusive right to use, license and/or sublicense any now existing or hereafter acquired Noteholder Priority Collateral consisting of intellectual property, including trademarks and trade names, for the purpose of enabling the Bank Agent and the Bank Secured Parties to assemble, prepare for sale, advertise, market and dispose of any and all Bank Priority Collateral, wherever such Bank Priority Collateral may be located, including all such license and right access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The license and right herein shall continue in full force and effect as a burden on the Noteholder Priority Collateral until all Bank Priority Collateral has been sold, transferred or otherwise disposed of notwithstanding (i) any exercise of remedies by the Noteholder Agent or any Noteholder Secured Parties with respect to any Noteholder Priority Collateral or (ii) any voluntary or involuntary transfer or assignment of any of such Noteholder Priority Collateral consisting of intellectual property or any rights therein (whether by any Grantor, by any Noteholder Secured Party or otherwise). This license right shall inure to the benefit of the Bank Agent and the Bank Secured Parties and their successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such license right is granted free of charge, without requirement that any monetary payment whatsoever including, without limitation, any royalty or license fee, be made to the applicable Noteholder Agent or any Noteholder Secured Parties or any other Person by the Bank Agent or any Bank Secured Party or any other Person. The Noteholder Agent, for itself and each of the Noteholder Secured Parties, agrees not to interfere, hinder, restrict or delay the exercise by the Bank Agent or the Bank Secured Parties of any such license and right granted herein and agrees to execute such documentation and complete such other acts as may be required by the Bank Agent or the Bank Secured Parties in connection with the exercise of such license and right, including preservation of such license and right against any Person (including any voluntary or involuntary transferee of such Noteholder Priority Collateral consisting of intellectual property). The rights and remedies of the Bank Agent and the Bank Secured Parties in this Section 3.4 are in addition to and not in limitation of the rights and remedies under the Bank Documents or applicable law. The provisions of this Section 3.4 are agreed to solely as among the Agents and Secured Parties and shall not be deemed to expand or otherwise modify any rights granted by any Grantor to the Agents or Secured Parties under any of the Finance Documents.
     3.5 Third Party Agreement Regarding Collateral. Notwithstanding anything herein to the contrary but subject to Section 5.5, each Agent agrees to prior written notice to the other Agent prior to taking action to gain access to or trigger control of any Collateral; provided, however, that so long as the Discharge of Bank Obligations has not occurred, in no event shall Noteholder Agent or any Noteholder Secured Party trigger control of any Bank Priority Collateral that consists of a Deposit Account and is otherwise subject to any “control agreement” to which Bank Agent is a party.
     SECTION 4. Payments.
     4.1 Application of Proceeds of Common Collateral. Each Secured Party hereby agrees that all Common Collateral, and all proceeds thereof, received by any Secured Party in connection with any exercise of remedies as a secured creditor in respect of Common Collateral, or pursuant to a sale, transfer or other disposition pursuant to Section 5.1(i)(b) below, shall be applied:
     first, to the payment of costs and expenses of the First-Lien Agent in connection with its exercise of remedies as a secured creditor;

          second, to the payment of the First-Lien Obligations in accordance with the First-Lien Documents until the Discharge of First-Lien Obligations has occurred;
          third, to the payment of the Second-Lien Obligations in accordance with the Second-Lien Documents until the Discharge of Second-Lien Obligations has occurred; and
          fourth, the balance, if any, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.
          4.2. Payments Over. Any First-Lien Collateral or proceeds thereof received by the Second-Lien Agent or any Second-Lien Secured Party in connection with the exercise of any right or remedy (including set-off) relating to any First-Lien Collateral in contravention of this Agreement prior to the Discharge of First-Lien Obligations shall be segregated and held in trust for the benefit of, and forthwith paid over to, the First-Lien Agent (and/or its designees) for the benefit of the applicable First-Lien Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First-Lien Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Agent or any such Second-Lien Secured Party. This authorization is coupled with an interest and is irrevocable.
          SECTION 5. Other Agreements.
          5.1. Releases. If at any time any Grantor, the First-Lien Agent or any First-Lien Secured Party, as applicable, delivers notice to the Second-Lien Agent that any specified First-Lien Collateral (including, for such purpose, in the case of the sale of all or substantially all of the equity interests in any Subsidiary of such Grantor, any First-Lien Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is sold, transferred or otherwise disposed of:
               (i) by private or public sale of all or any portion of the First-Lien Collateral (a) in connection with any exercise of remedies as a secured creditor by the First Lien Agent or (b) after the occurrence and during the continuation of an event of default under the First Lien Documents, with the consent of the First-Lien Agent, provided that the net cash proceeds of any such sale, if any, are applied in accordance with this Agreement;
               (ii) by the owner of such First-Lien Collateral in a transaction permitted under the Senior Credit Agreement, the Senior Secured Notes Indenture and each other Finance Document;
then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second-Lien Secured Parties on such First-Lien Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such First-Lien Collateral securing First-Lien Obligations are released and discharged. Upon delivery to the Second-Lien Agent of a notice from the First-Lien Agent stating that any release of Liens on the First-Lien Collateral securing or supporting the First-Lien Obligations has become effective (or shall become effective upon the Second-Lien Agent’s release, if applicable) pursuant to the preceding sentence, the Second-Lien Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms.

In the case of the sale of all or substantially all of the capital stock of a Grantor or any of its Subsidiaries, the guarantee in favor of the Second-Lien Secured Parties, if any, made by such Grantor or Subsidiary will automatically be released and discharged as and when, but only to the extent, the guarantee by such Grantor or Subsidiary of First-Lien Obligations is released and discharged. The Second-Lien Agent, for itself and the Second-Lien Secured Parties, hereby irrevocably appoints the First-Lien Agent and any officer or agent of the First-Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Agent and the Second-Lien Secured Parties, for the purpose of acting under this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any termination statements, endorsements, or other instruments of Lien transfer or Lien release.
     5.2. Insurance. Unless and until the Discharge of First-Lien Obligations has occurred, the First-Lien Agent and the First-Lien Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the First-Lien Documents, to adjust settlement for any insurance policy covering the First-Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the First-Lien Collateral. Unless and until the Discharge of First-Lien Obligations has occurred, all proceeds of any such policy and any such award if in respect of the First-Lien Collateral shall be paid (a) first, prior to the occurrence of the Discharge of First-Lien Obligations, to the First-Lien Agent for the benefit of First-Lien Secured Parties pursuant to the terms of the First-Lien Documents, (b) second, after the occurrence of the Discharge of First-Lien Obligations, to the Second-Lien Agent for the benefit of the Second-Lien Secured Parties pursuant to the terms of the applicable Second-Lien Documents and (c) third, if no Second-Lien Obligations are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If the Second-Lien Agent or any Second-Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the First-Lien Agent in accordance with the terms of Section 4.2.
     5.3. Amendments to Finance Documents.
          (a) So long as a Class Discharge has not occurred and except as otherwise expressly provided herein, without the prior written consent of (i) in the case the Bank Documents, the Noteholder Agent and (ii) in the case of the Noteholder Documents, the Bank Agent and the Required Lenders, no Finance Document may be amended, supplemented, modified or Refinanced in any manner that would contravene this Agreement or would contravene, or result in a breach or default under, the Senior Credit Agreement or the Senior Secured Notes Indenture as in effect on the date hereof.
          (b) So long as the Discharge of Bank Obligations has not occurred, the Noteholder Agent agrees that each applicable Noteholder Collateral Document shall include the following language (or language to similar effect approved in writing by the Bank Agent):
“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, are subject to the provisions of the Intercreditor Agreement dated as of December 29, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., The Bank of New York Trust Company, N.A., Neenah Foundry Company and the Subsidiaries of Neenah Foundry Company party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern”.
          (c) So long as the Discharge of Noteholder Claims has not occurred, the Bank Agent agrees that (i) at the request of the Noteholder Agent, any applicable Bank Collateral Document in effect on the date hereof and (ii) each applicable Bank Collateral Document in effect from time to time hereafter, shall include the following language (or language to similar effect approved in writing by the Noteholder Agent):
“Notwithstanding anything herein to the contrary, the liens and security interests granted to the Agent pursuant to this Agreement and the exercise of any right or remedy by the Agent hereunder, are subject to the limitations and provisions of the Intercreditor Agreement dated as of December 29, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., The Bank of New York Trust Company, N.A., Neenah Foundry Company and the Subsidiaries of Neenah Foundry Company party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern”.
          (d) In the event that the First-Lien Agent or the First-Lien Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the First-Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Collateral Document or changing in any manner the rights of the First-Lien Agent, the First-Lien Secured Parties, the Company or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second-Lien Collateral Document without the consent of the Second-Lien Agent or any Second-Lien Secured Party and without any action by the Second-Lien Agent, the Company or any other Grantor; provided, that such amendment, waiver or consent does not (i) effect a release of Common Collateral except as permitted by Section 5.1 or (ii) materially adversely affect the rights of the Second-Lien Secured Parties or the interests of the Second-Lien Secured Parties in the Second-Lien Collateral (without regard to the fact that the Lien of such First-Lien Collateral Document is senior to the Lien of the Comparable Second-Lien Collateral Document). The First-Lien Agent shall give written notice of such amendment, waiver or consent to the Second-Lien Agent; provided, however, that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any Second-Lien Collateral Document as set forth in this Section 5.3(d).
     5.4. Rights As Unsecured Creditors. Except to the extent in contravention of the express terms of Sections 2.1, 2.2, 3.1(a)(ii) or 3.1(a)(iii) of this Agreement, any Secured Party may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary of the Company that has guaranteed the relevant Secured Obligations in accordance with the terms of the applicable Finance Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Secured Party of required payments of interest and principal unless such payment is made with an application of proceeds that violates the waterfall for application of proceeds set forth in Section 4.1 hereof. In the event the Second-Lien Agent or any Second-Lien Secured Party becomes a judgment lien creditor or other secured creditor in respect of First-Lien Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second-Lien Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such Liens securing First-Lien Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the First-Lien Agent or the First-Lien Secured Parties may have with respect to the First-Lien Collateral.
     5.5. First-Lien Agent as Bailee for Perfection.
          (a) The First-Lien Agent agrees to hold the Pledged Collateral that is part of the First-Lien Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Second-Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second-Lien Collateral Documents, subject to the terms and conditions of this Section 5.5.
          (b) The First-Lien Agent agrees to hold the Deposit Account Collateral that is part of the First-Lien Collateral and controlled by the First-Lien Agent as bailee for the Second-Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such Deposit Account Collateral pursuant to the Second-Lien Collateral Documents, subject to the terms and conditions of this Section 5.5.
          (c) In the event that the First-Lien Agent (or its agent or bailees) has Lien filings against intellectual property that is part of the First-Lien Collateral that are necessary for the perfection of Liens in such Common Collateral, the First-Lien Agent agrees to hold such Liens as bailee for the Second-Lien Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second-Lien Collateral Documents, subject to the terms and conditions of this Section 5.5.
          (d) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of First-Lien Obligations has occurred, the First-Lien Agent shall be entitled to deal with the Pledged Collateral that is part of the First-Lien Collateral in accordance with the terms of the First-Lien Documents as if the Liens under the Second-Lien Collateral Documents did not exist. The rights of the Second-Lien Agent and the Second-Lien Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.
          (e) The First-Lien Agent shall have no obligation whatsoever to the Second-Lien Agent or any Second-Lien Secured Party to assure that the Pledged Collateral that is part of the First-Lien Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to such Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the First-Lien Agent under this Section 5.5 shall be limited solely to holding Pledged Collateral as bailee for the Second-Lien

Agent for purposes of perfecting the Lien held by the Second-Lien Secured Parties.
          (f) The First-Lien Agent shall not have by reason of the Second-Lien Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Second-Lien Agent or any Second-Lien Secured Party and the Second-Lien Agent and the Second-Lien Secured Parties hereby waive and release the First-Lien Agent from all claims and liabilities arising pursuant to the First-Lien Agent’s role under this Section 5.5, as agent and bailee with respect to the Common Collateral.
          (g) Upon the Discharge of First-Lien Obligations, the First-Lien Agent shall deliver to the Second-Lien Agent, or otherwise allow the Second-Lien Agent to obtain control of, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and Deposit Account Collateral (if any) theretofore part of the First-Lien Collateral, together with any necessary endorsements, or take such action in respect thereof as a court of competent jurisdiction may otherwise direct. The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the First-Lien Agent for loss or damage suffered by the First-Lien Agent as a result of such transfer, except for loss or damage suffered by the First-Lien Agent as a result of its own willful misconduct, gross negligence or bad faith. The First-Lien Agent shall have no obligation to follow instructions from any Second-Lien Agent in contravention of this Agreement.
          (h) Neither the First-Lien Agent nor the First-Lien Secured Parties shall be required to marshal any present or future collateral security for the Company’s or its Subsidiaries’ obligations to the First-Lien Agent or the First-Lien Secured Parties under the applicable Finance Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.
     5.6. When Class Discharge Deemed Not to Have Occurred. Upon a Refinancing of any Finance Documents, no Class Discharge shall be deemed to occur, and the Obligations under such Refinancing of such Finance Documents shall automatically be treated as Secured Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein (with any Obligations under such new Finance Documents secured by First-Lien Collateral being treated as First-Lien Obligations for all purposes hereunder); provided that (i) such Refinancing is permitted pursuant to Section 5.3 hereof and (ii) the new Agent thereunder shall agree in a writing, in form and substance satisfactory to the Agent for the other Class and addressed to such Agent and the Secured Parties of such Class, to be bound by the terms of this Agreement. If the new Secured Obligations under such new Finance Documents are secured by assets of the Grantors that do not also secure the Secured Obligations of the other Class, then the Secured Obligations of the other Class shall be secured at such time by a Lien on such assets to the same extent provided in the applicable Finance Documents for such Class and this Agreement (including the Lien priorities and rights in respect of Common Collateral set forth herein).
     SECTION 6. Insolvency or Liquidation Proceedings.

     6.1. Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Lien Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the First-Lien Obligations under the First-Lien Documents are subordinated to any Liens securing such DIP Financing, will subordinate its Liens in the First-Lien Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to Liens securing First-Lien Obligations under this Agreement, provided that (x) the sum of (i) the aggregate principal amount of any and all such DIP Financing and (ii) the Bank Outstandings Amount at such time, does not exceed (y) the Maximum Bank Documents Amount at such time, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First-Lien Obligations made by the First-Lien Agent or any other First-Lien Secured Party, (c) any lawful exercise by any First-Lien Secured Party of the right to credit bid First-Lien Obligations at any sale in foreclosure of Common Collateral, (d) any other request for judicial relief made in any court by any holder of First-Lien Obligations relating to the lawful enforcement of any Lien on the First-Lien Collateral or (e) any order relating to a sale of assets of any Grantor to which the First-Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First-Lien Obligations and the Second-Lien Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens securing the related First-Lien Collateral rank to the Liens securing the Second-Lien Collateral in accordance with this Agreement.
     6.2. Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the First-Lien Collateral without the prior written consent of the First-Lien Agent.
     6.3. Adequate Protection. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the First-Lien Agent or the First-Lien Secured Parties for adequate protection or (b) any objection by the First-Lien Agent or the First-Lien Secured Parties to any motion, relief, action or proceeding based on the First-Lien Agent’s or the First-Lien Secured Parties’ claiming a lack of adequate protection. The First-Lien Agent may seek or request adequate protection of its interest in the First-Lien Collateral in the form of a replacement Lien on additional collateral, which Lien, if granted, will be senior to the Liens securing the Second-Lien Obligations, including any Liens permitted under this Section 6.3. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) the Second-Lien Agent, on behalf of itself and any applicable Second-Lien Secured Party, may seek or request adequate protection in the form of a replacement Lien on additional collateral, provided that any such Lien shall be subordinated to the Liens securing the First-Lien Obligations and any DIP Financing permitted under Section 6.1 (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien

Obligations are so subordinated to the Liens securing First-Lien Obligations under this Agreement and (ii) in the event the Second-Lien Agent, on behalf of itself or any applicable Second-Lien Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second-Lien Agent, on behalf of itself or each such Second-Lien Secured Party, agrees that the First-Lien Agent shall also be granted a senior Lien on such additional collateral as security for the applicable First-Lien Obligations and any such DIP Financing, and that any Lien on such additional collateral securing the Second-Lien Obligations shall be subordinated to the Liens on such collateral securing the First-Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First-Lien Secured Parties as adequate protection on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such Liens securing First-Lien Obligations under this Agreement. Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to the Common Collateral, nothing herein shall limit the rights of the Second-Lien Agent or the other Second-Lien Secured Parties in seeking adequate protection with respect to their rights in the Common Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments, cash payments of interest or otherwise), provided, however, that nothing herein shall limit the rights of the First-Lien Agent or the other First-Lien Secured Parties to object to such adequate protection in the form of cash payments, periodic cash payments or cash payments of interest.
     6.4. Preference Issues. If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then as among the parties hereto the related Secured Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred. If this Agreement has been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.
     6.5. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Grantor.
     6.6. Waivers. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the First-Lien Obligations for costs or expenses of preserving or disposing of any First-Lien Collateral.
     6.7 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of any reorganized Grantor secured by Lien upon any property of such reorganized Grantor are distributed pursuant to a plan of reorganization on account of First-Lien

Obligations and Second-Lien Obligations, then, to the extent such debt obligations are secured by Liens upon Collateral, the provisions of this Agreement will survive the distribution of such debt obligations and will apply with like effect to the Liens securing such debt obligations.
     SECTION 7. Reliance; Waivers; etc.
     7.1. Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the First-Lien Secured Parties to the Company or any Subsidiary of the Company shall be deemed to have been given and made in reliance upon this Agreement. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, acknowledges that it and the applicable Second-Lien Secured Parties have, independently and without reliance on the First-Lien Agent or any First-Lien Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each applicable Second-Lien Document, this Agreement and the transactions contemplated hereby and thereby and will continue to make their own credit decisions in taking or not taking any action under the applicable Second-Lien Document or this Agreement.
     7.2. No Warranties or Liability. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, acknowledges and agrees that neither the First-Lien Agent nor any First-Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First-Lien Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The First-Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the First-Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First-Lien Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second-Lien Agent or any other Second-Lien Secured Party has in the First-Lien Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First-Lien Agent nor any First-Lien Secured Party shall have any duty to any Second-Lien Agent or any Second-Lien Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Subsidiary thereof (including the Second-Lien Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the First-Lien Agent, the First-Lien Secured Parties, the Second-Lien Agent and the Second-Lien Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second-Lien Obligations, the First-Lien Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.
     7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the First-Lien Agent and the First-Lien Secured Parties, and the Second-Lien Agent and the Second-Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

          (a) any lack of validity or enforceability of any First-Lien Documents or any Second-Lien Documents;
          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Document or of the terms of any Second-Lien Document;
          (c) any exchange of any security interest in any Common Collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;
          (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or
          (e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Company or any other Grantor in respect of the First-Lien Obligations, or of any Second-Lien Agent or any Second-Lien Secured Party in respect of this Agreement.
     SECTION 8. Miscellaneous.
     8.1. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Bank Document or any Noteholder Document, the provisions of this Agreement shall govern.
     8.2. Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall continue to be effective until a Class Discharge has occurred. This is a continuing agreement of lien subordination and the First-Lien Secured Parties may continue, at any time and without notice to the Second-Lien Agent or any Second-Lien Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other Grantor constituting First-Lien Obligations in reliance hereon, subject to the limitations specified herein. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8.3. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Bank Agent or the Noteholder Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are affected or obligations hereunder are expressly modified thereby.
     8.4. Information Concerning Financial Condition of the Company and the Subsidiaries. The Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and all endorsers and/or guarantors of the Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Secured Obligations. The Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain as confidential or is otherwise required to maintain as confidential.
     8.5. Subrogation. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred.
     8.6. Application of Payments. Except as otherwise provided herein, all payments received by the First-Lien Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the First-Lien Documents. Except as otherwise provided herein, the Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, assents to any such extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First-Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.
     8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof.
     8.8. Notices. All notices to the Bank Secured Parties and the Noteholder Secured Parties permitted or required under this Agreement may be sent to the Bank Agent or the Noteholder Agent as provided in the relevant Finance Document. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all the other parties. The Bank Agent hereby agrees to promptly notify the Noteholder Agent upon the Discharge of Bank Obligations. The Noteholder Agent hereby agrees to promptly notify the Bank Agent upon the Discharge of Noteholder Obligations.
     8.9. Further Assurances. Each of the Bank Agent, on behalf of itself and each applicable Bank Secured Party, and the Noteholder Agent, on behalf of itself and each Noteholder Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the other Agent and the Secured Parties of the other Class such additional documents and instruments (in recordable form, if requested) as such Agent or such Secured Parties may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
     8.10. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.
     8.11. Binding on Successors and Assigns. This Agreement shall be binding upon the Bank Agent, the Bank Secured Parties, the Noteholder Agent and the Noteholder Secured Parties, the Company, the Subsidiaries of the Company party hereto and their respective successors and permitted assigns.
     8.12. Specific Performance. The First-Lien Agent may demand specific performance of this Agreement. The Second-Lien Agent, on behalf of itself and each applicable Second-Lien Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the First-Lien Agent.
     8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
     8.14. Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile or other electronic means (i.e., “PDF”), each of which shall be an original and all of which shall together constitute one and the same document.
     8.15. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Bank Agent represents and warrants that this Agreement is binding upon the Bank Secured Parties. The Noteholder Agent represents and warrants that this Agreement is binding upon the Noteholder Secured Parties.

     8.16. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Secured Obligations. No other Person shall have or be entitled to assert rights or benefits hereunder.
     8.17. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor in possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.
     8.18. Bank Agent and Noteholder Agent. It is understood and agreed that (a) B of A is entering into this Agreement in its capacity as administrative agent under the Senior Credit Agreement and the provisions of Section 11 of the Senior Credit Agreement applicable to B of A as administrative agent thereunder shall also apply to B of A as Bank Agent hereunder, (b) BONY is entering in this Agreement in its capacity as Trustee, and the provisions of Article 7 of the Senior Secured Notes Indenture applicable to the Trustee thereunder shall also apply to BONY as Noteholder Agent hereunder.
     8.19. Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Secured Parties, on the one hand, and the Second-Lien Secured Parties, on the other hand. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Sections 5.3(b) and (c)), nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the Senior Credit Agreement, the Senior Secured Notes Indenture or any other Bank Document or Noteholder Document or permit the Company or any Subsidiary of the Company to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Credit Agreement, the Senior Secured Notes Indenture or any other Bank Document or Noteholder Document.
     8.20. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Senior Secured Notes Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provide, however, that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Senior Secured Notes Indenture, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been made in accordance with the Senior Secured Notes Indenture and the terms hereof.
     8.21. Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the First-Lien Secured Parties (as among themselves) and the Second-Lien Secured Parties (as among themselves) may each enter into intercreditor agreements (or similar arrangements) with the First-Lien Agent or the Second-Lien Agent, respectively, governing the rights, benefits and privileges as among the

First-Lien Secured Parties or the Second-Lien Secured Parties, as the case may be, in respect of the Common Collateral, this Agreement and the other First-Lien Collateral Documents or Second-Lien Collateral Documents, as the case may be, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the other First-Lien Collateral Documents or Second-Lien Collateral Documents, as the case may be. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other First-Lien Collateral Document or Second-Lien Collateral Document, and the provisions of this Agreement and the other First-Lien Collateral Documents and Second-Lien Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, including to give effect to any such intercreditor agreement (or similar arrangement)).
     8.22. Supplements. Upon the execution by any Subsidiary of the Company of a supplement hereto in form and substance satisfactory to each of the Bank Agent and the Noteholder Agent, such Subsidiary shall be a party to this Agreement and shall be bound by the provisions hereof to the same extent as the Company and each other Grantor are so bound.
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BANK OF AMERICA, N.A.,
as Bank Agent

By:	/s/ Brian J. Wright

Title: Senior Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Noteholder Agent

By:	/s/ Roxane Ellwanger

Title: Assistant Vice President

NEENAH FOUNDRY COMPANY
ADVANCED CAST PRODUCTS, INC.
DALTON CORPORATION
DALTON CORPORATION, WARSAW MANUFACTURING FACILITY
DALTON CORPORATION, STRYKER MACHINING FACILITY CO.
DALTON CORPORATION, ASHLAND MANUFACTURING FACILITY
DALTON CORPORATION, KENDALLVILLE MANUFACTURING FACILITY
DEETER FOUNDRY, INC.
GREGG INDUSTRIES, INC.
MERCER FORGE CORPORATION
A&M SPECIALTIES, INC.
NEENAH TRANSPORT, INC.
CAST ALLOYS, INC.
BELCHER CORPORATION
PEERLESS CORPORATION,
each, as a Grantor

Acting on behalf of each of the Grantors

By:	/s/ Gary W. LaChey

Title:	Corporate Vice President — Finance and and Chief Financial Officer

SCHEDULE I
TO INTERCREDITOR AGREEMENT
Grantors
Neenah Foundry Company
Advanced Cast Products, Inc.
Dalton Corporation
Dalton Corporation, Warsaw Manufacturing Facility
Dalton Corporation, Stryker Machining Facility Co.
Dalton Corporation, Ashland Manufacturing Facility
Dalton Corporation, Kendallville Manufacturing Facility
Deeter Foundry, Inc.
Gregg Industries, Inc.
Mercer Forge Corporation
A&M Specialties, Inc.
Neenah Transport, Inc.
Cast Alloys, Inc.
Belcher Corporation
Peerless Corporation